Exhibit 99.1

CONNECTONE BANCORP, INC. REPORTS

FOURTH QUARTER AND FULL-YEAR 2022 RESULTS;

DECLARES COMMON AND PREFERRED DIVIDENDS

Englewood Cliffs, N.J., January 26, 2023 (GLOBE NEWSWIRE) – ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income available to common stockholders of $31.0 million for the fourth quarter of 2022 compared with $27.4 million for the third quarter of 2022 and $31.3 million for the fourth quarter of 2021. Diluted earnings per share were $0.79 for the fourth quarter of 2022 compared with $0.70 in the third quarter of 2022 and $0.79 in the fourth quarter of 2021. The increase in net income available to common stockholders and diluted earnings per share from the third quarter of 2022 was primarily attributable to a $6.7 million decrease in the provision for credit losses due to changes in forecasted macroeconomic factors and a $0.2 million increase in noninterest income, partially offset by a $0.2 million decrease in net interest income, a $1.2 million increase in noninterest expenses and a $1.9 million increase in income tax expenses. The decrease in net income available to common stockholders from the fourth quarter of 2021 was primarily due to a $5.2 million increase in noninterest expenses and a $2.5 million increase in the provision for credit losses, partially offset by a $7.5 million increase in net interest income. Full-year 2022 net income available to common stockholders was $119.2 million, compared to $128.6 million for 2021. Diluted earnings per share for the full-year 2022 was $3.01, compared with $3.22 for 2021.

Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer stated, “ConnectOne had another successful year as we gained even further traction in all of our markets, delivering solid organic growth and best-in-class efficiency while also investing in our operating platform to support future performance.”

“Like many others in the industry, the fourth quarter presented some challenges with respect to deposit retention and cost as competition significantly increased. However, despite this headwind, we delivered solid performance. Metrics remained in the industry’s upper quartile. Return on assets was 1.36% for the quarter while our return on tangible common equity was 14.8%.  Additionally, ConnectOne’s pre-tax, pre-provision net revenue (“PPNR”) as a percent of assets again exceeded 2%, the 10th consecutive quarter PPNR has been higher than 2%.”

“We also continued to leverage our technological advantages and our culture to drive results. Tangible book value per share increased 3.7% sequentially, 7.9% from a year ago, and has now increased for 11 consecutive quarters.  Our efficiency ratio remained below 40% for the quarter, despite a compressed net interest margin and continued investment in our platform and our staff.  Even during these challenging conditions, ConnectOne remains one of the industry’s most efficient banks nationwide.” Mr. Sorrentino added, “Our capital ratios remain strong and, while others in the industry have experienced weakness, our tangible common equity ratio was very solid at 9% at year-end. Further, we enter 2023 with sound credit quality and continued improving credit metrics including delinquencies at their lowest levels in recent history.”

“With respect to organic growth, ConnectOne had a record year for both loan originations and deposits. Highlighting our strategy to invest in and further strengthen our origination franchise, ConnectOne’s loan portfolio increased 19% year-over-year and deposits grew 16%.” Mr. Sorrentino concluded, “We enter 2023 with a strong and resilient balance sheet and remain committed to investing in our franchise to drive results.  Coupled with our strong client-centric culture and commitment to efficiency through investment in technology, ConnectOne remains well positioned for continued success.”

Dividend Declarations

The Company announced that its Board of Directors declared a quarterly cash dividend on both its common stock and its outstanding preferred stock.

A cash dividend on common stock of $0.155 per share will be paid on March 1, 2023, to common stockholders of record on February 17, 2023. A dividend of $0.328125 per depositary share, representing a 1/40th interest in the Company’s 5.25% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, will also be paid on March 1, 2023 to preferred stockholders of record on February 17, 2023.

Operating Results

Fully taxable equivalent net interest income for the fourth quarter of 2022 was $78.8 million, roughly flat from the third quarter of 2022 due to a 5.5% increase in average interest-earning assets, primarily loans, offset by a 20 basis-point contraction in the net interest margin While the net interest margin benefitted from a 43 bps increase in the loan portfolio yield, to 5.20%, the average cost of deposits, including noninterest bearing demand, increased by 69 basis points to 1.46% from 0.77% in the third quarter of 2022. Loan yields continued to increase as a result of new loan originations combined with repricing and maturities of lower rate interest-earning loans outstanding. Funding cost increases were a result of higher market interest rates combined with increased competition due to a contracting U.S. money supply.

Fully taxable equivalent net interest income for the fourth quarter of 2022 increased by $7.9 million, or 11.1%, from the fourth quarter of 2021. The increase from the fourth quarter of 2021 resulted primarily from a 19.5% increase in average interest earning assets, primarily loans, and was partially offset by a 27 basis-point contraction of the net interest margin to 3.48% from 3.75%. The contraction in the net interest margin resulted from a 141 basis-point increase in the cost of average interest-bearing liabilities, partially offset by an 81 basis-point increase in the yield on average interest-earning assets and a 4.7% increase in average noninterest-bearing demand deposits.

Noninterest income was $3.5 million in the fourth quarter of 2022, $3.3 million in the third quarter of 2022 and $3.8 million in the fourth quarter of 2021. Included in noninterest income were net losses on equity securities of $0.1 million, $0.4 million, and $0.1 million for the fourth quarter of 2022, third quarter of 2022 and fourth quarter of 2021, respectively. Excluding equity securities losses, adjusted noninterest income was $3.6 million, $3.8 million and $3.9 million for the fourth quarter of 2022, third quarter of 2022 and fourth quarter of 2021, respectively. The $0.2 million decrease in adjusted noninterest income for the fourth quarter 2022 versus the third quarter of 2022 was primarily due to decreases in net gains on loans held-for-sale of $0.1 million and deposit, loan and other income of $0.1 million. The $0.3 million decrease in adjusted noninterest income for the fourth quarter 2022 versus the fourth quarter 2021 was primarily due to a decrease in net gains on loans held-for-sale of $1.0 million, partially offset by increases in BOLI income of $0.3 million and deposit, loan and other income of $0.4 million.

Noninterest expenses totaled $33.3 million for the fourth quarter of 2022, $32.1 million for the third quarter of 2022 and $28.1 million for the fourth quarter of 2021. The increase in noninterest expenses of $1.2 million from the third quarter of 2022 was attributable to inflationary pressures including increases in salaries and employee benefits of $0.8 million, professional and consulting expense of $0.2 million, other expenses of $0.1 million and FDIC insurance expenses of $0.1 million. The increase in noninterest expenses of $5.2 million from the fourth quarter of 2021 was attributable to increases in salaries and employee benefits of $5.2 million. The increase in salaries and employee benefits from the prior sequential quarter and prior year quarter was attributable to increased staff in both the revenue and back-office areas of the bank, base salary increases, and incentive compensation accruals.

Income tax expense was $12.3 million for the fourth quarter of 2022, $10.4 million for the third quarter of 2022 and $12.3 million for the fourth quarter of 2021. The effective tax rates for the fourth quarter of 2022, third quarter of 2022 and fourth quarter of 2021 were 27.5%, 26.5% and 27.1%, respectively.

Asset Quality

The provision for credit losses was $3.3 million for the fourth quarter of 2022, $10.0 million for the third quarter of 2022 and $0.8 million for the fourth quarter of 2021. The decreased provision for credit losses during the fourth quarter of 2022 reflected changes in forecasted macroeconomic conditions.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $44.7 million as of December 31, 2022, $57.7 million as of September 30, 2022 and $61.7 million as of December 31, 2021. Nonaccrual loans were $44.5 million as of December 31, 2022, $57.5 million as of September 30, 2022 and $61.7 million as of December 31, 2021. Nonperforming assets as a percentage of total assets (the “NPA ratio”) were 0.46% as of December 31, 2022, 0.61% as of September 30, 2022 and 0.76% as of December 31, 2021. The NPA ratio declined for the 5th consecutive quarter and, excluding taxi medallion loans, was 0.23% as of December 31, 2022. The ratio of nonaccrual loans to loans receivable was 0.55%, 0.73% and 0.90%, as of December 31, 2022, September 30, 2022 and December 31, 2021, respectively. The annualized net loan charge-offs ratios were 0.22% for the fourth quarter of 2022, 0.02% for the third quarter of 2022 and 0.01% for the fourth quarter of 2021. The current quarter’s charge-offs relate to the successful workout of nonaccrual loans identified and reserved for in previous periods. The allowance for credit losses represented 1.12%, 1.16%, and 1.15% of loans receivable as of December 31, 2022, September 30, 2022 and December 31, 2021, respectively. The allowance for credit losses as a percentage of nonaccrual loans increase to 203.6% as of December 31, 2022 versus 159.6% as of September 30, 2022 and 127.7% as of December 31, 2021.

Selected Balance Sheet Items

The Company’s total assets were $9.6 billion as of December 31, 2022, an increase of $1.5 billion from December 31, 2021.  Loans receivable were $8.1 billion, an increase of $1.3 billion from December 31, 2021. The increase in loans receivable was attributable to organic loan originations.

The Company’s total stockholders’ equity was $1.2 billion as of December 31, 2022, an increase of $54.5 million from December 31, 2021. The increase in retained earnings of $95.7 million was the primary reason for the overall increase in stockholders’ equity, in addition to an increase in additional paid-in capital of $2.9 million, partially offset by a decrease in accumulated other comprehensive income of $31.0 million, reflecting the after-tax decline in the fair value of investment securities net of unrealized hedge gains recorded in other assets, and an increase in treasury stock of $13.1 million. As of December 31, 2022, the Company’s tangible common equity ratio and tangible book value per share were 9.04% and $21.71, respectively. As of December 31, 2021, the tangible common equity ratio and tangible book value per share were 10.06% and $20.12, respectively. Total goodwill and other intangible assets were $215.7 million as of December 31, 2022, and $217.4 million as of December 31, 2021.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP measures. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Fourth Quarter and Full Year 2022 Results Conference Call

Management will also host a conference call and audio webcast at 10:00 a.m. ET on January 26, 2023 to review the Company's financial performance and operating results. The conference call dial-in number is 1-201-689-8471, access code 13735159. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, January 26, 2023 and ending on Thursday, February 2, 2023 by dialing 1-412-317-6671, access code 13735159. An online archive of the webcast will be available following the completion of the conference call at https://www.connectonebank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., is a modern financial services company that operates, through its subsidiary, ConnectOne Bank, and the Bank’s fintech subsidiary, BoeFly, Inc. ConnectOne Bank is a high-performing commercial bank offering a full suite of banking & lending products and services that focus on small to middle-market businesses. BoeFly, Inc. is a fintech marketplace that connects borrowers in the franchise space with funding solutions through a network of partner banks. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, as supplemented by the Company’s subsequent filings with the U.S. Securities and Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, changes in accounting principles and guidelines and the impact of the COVID-19 pandemic on the Company, its employees and operations, and its customers. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

William S. Burns

Senior Executive VP & CFO

201.816.4474: bburns@cnob.com

Media Contact:

Shannan Weeks

MWW

732.299.7890: sweeks@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	December 31	December 31,
	2022	2021
	(unaudited)
ASSETS
Cash and due from banks	$61,629	$54,352
Interest-bearing deposits with banks	206,686	211,184
Cash and cash equivalents	268,315	265,536

Investment securities	634,884	534,507
Equity securities	15,811	13,794

Loans held-for-sale	13,772	250

Loans receivable	8,099,689	6,828,622
Less: Allowance for credit losses - loans	90,513	78,773
Net loans receivable	8,009,176	6,749,849

Investment in restricted stock, at cost	46,604	27,826
Bank premises and equipment, net	27,800	29,032
Accrued interest receivable	46,062	34,152
Bank owned life insurance	231,328	195,731
Right of use operating lease assets	10,179	11,017
Other real estate owned	264	-
Goodwill	208,372	208,372
Core deposit intangibles	7,312	8,997
Other assets	125,069	50,417
Total assets	$9,644,948	$8,129,480

LIABILITIES
Deposits:
Noninterest-bearing	$1,501,614	$1,617,049
Interest-bearing	5,855,008	4,715,904
Total deposits	7,356,622	6,332,953
Borrowings	857,622	468,193
Subordinated debentures, net	153,255	152,951
Operating lease liabilities	11,397	12,417
Other liabilities	87,301	38,754
Total liabilities	8,466,197	7,005,268

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock	110,927	110,927
Common stock	586,946	586,946
Additional paid-in capital	30,126	27,246
Retained earnings	535,915	440,169
Treasury stock	(52,799)	(39,672)
Accumulated other comprehensive loss	(32,364)	(1,404)
Total stockholders' equity	1,178,751	1,124,212
Total liabilities and stockholders' equity	$9,644,948	$8,129,480

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	12/31/22	12/31/21	12/31/22	12/31/21
Interest income
Interest and fees on loans	$104,952	$76,891	$352,993	$293,546
Interest and dividends on investment securities:
Taxable	4,225	1,265	12,712	4,413
Tax-exempt	1,185	518	3,893	2,403
Dividends	712	207	1,655	971
Interest on federal funds sold and other short-term investments	1,395	159	2,493	405
Total interest income	112,469	79,040	373,746	301,738
Interest expense
Deposits	26,543	5,281	50,561	24,768
Borrowings	7,917	3,298	21,066	14,092
Total interest expense	34,460	8,579	71,627	38,860

Net interest income	78,009	70,461	302,119	262,878
Provision for (reversal of) credit losses	3,300	815	17,750	(5,500)
Net interest income after provision for credit losses	74,709	69,646	284,369	268,378

Noninterest income
Deposit, loan and other income	1,894	1,525	7,472	6,617
Income on bank owned life insurance	1,528	1,244	5,597	4,771
Net gains on sale of loans held-for-sale	176	1,139	1,695	3,807
Gain on sale of branches	-	-	-	674
Net losses on equity securities	(90)	(131)	(1,521)	(373)
Net gains on sale/redemption of investment securities	-	-	-	195
Total noninterest income	3,508	3,777	13,243	15,691

Noninterest expenses
Salaries and employee benefits	21,676	16,483	80,717	64,072
Occupancy and equipment	2,603	2,762	9,865	11,638
FDIC insurance	830	625	2,881	2,665
Professional and consulting	2,157	1,996	8,053	8,286
Marketing and advertising	454	454	1,692	1,318
Information technology and communications	2,694	3,058	11,108	11,267
Amortization of core deposit intangible	409	483	1,685	1,981
Increase in value of acquisition price	-	-	1,516	-
Other expenses	2,489	2,223	8,871	7,784
Total noninterest expenses	33,312	28,084	126,388	109,011

Income before income tax expense	44,905	45,339	171,224	175,058
Income tax expense	12,348	12,301	46,013	44,705
Net income	32,557	33,038	125,211	130,353
Preferred dividends	1,510	1,717	6,037	1,717
Net income available to common stockholders	$31,047	$31,321	$119,174	$128,636

Earnings per common share:
Basic	$0.79	$0.79	$3.03	$3.24
Diluted	0.79	0.79	3.01	3.22

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2022	2022	2022	2022	2021
	(dollars in thousands)
Selected Financial Data
Total assets	$9,644,948	$9,478,252	$8,841,506	$8,334,301	$8,129,480
Loans receivable:
Commercial	$1,443,942	$1,392,037	$1,274,280	$1,161,867	$1,163,442
Paycheck Protection Program ("PPP") loans	11,374	11,458	18,004	54,301	93,057
Commercial real estate	3,170,760	3,087,354	2,727,120	2,516,065	2,446,807
Multifamily	2,641,886	2,624,726	2,442,603	2,465,337	2,337,712
Commercial construction	574,139	537,323	569,789	539,058	540,178
Residential	264,748	256,085	249,379	250,205	255,269
Consumer	2,312	1,030	1,248	1,140	1,886
Gross loans	8,109,161	7,910,013	7,282,423	6,987,973	6,838,351
Unearned net origination fees	(9,472)	(9,563)	(7,850)	(8,378)	(9,729)
Loans receivable	8,099,689	7,900,450	7,274,573	6,979,595	6,828,622
Loans held-for-sale	13,772	8,080	3,182	2,742	250
Total loans	$8,113,461	$7,908,530	$7,277,755	$6,982,337	$6,828,872

Investment and equity securities	$650,695	$639,192	$691,934	$525,228	$548,301
Goodwill and other intangible assets	215,684	216,093	216,502	216,936	217,369
Deposits:
Noninterest-bearing demand	$1,501,614	$1,665,658	$1,712,875	$1,631,292	$1,617,049
Time deposits	2,394,190	1,921,235	1,285,409	1,065,814	1,150,109
Other interest-bearing deposits	3,460,818	3,723,617	3,619,315	3,863,299	3,565,795
Total deposits	$7,356,622	$7,310,510	$6,617,599	$6,560,405	$6,332,953

Borrowings	$857,622	$829,953	$874,964	$412,170	$468,193
Subordinated debentures (net of debt issuance costs)	153,255	153,179	153,103	153,027	152,951
Total stockholders' equity	1,178,751	1,148,295	1,143,147	1,138,519	1,124,212

Quarterly Average Balances
Total assets	$9,490,477	$9,030,589	$8,322,823	$8,263,382	$8,027,169
Loans receivable:
Commercial (including PPP loans)	$1,456,247	$1,342,868	$1,245,812	$1,231,703	$1,278,048
Commercial real estate (including multifamily)	5,758,594	5,455,714	4,974,297	4,850,349	4,625,371
Commercial construction	558,086	537,073	544,084	541,642	547,038
Residential	261,969	251,338	247,208	253,589	268,112
Consumer	4,630	2,361	5,029	3,682	4,938
Gross loans	8,039,526	7,589,354	7,016,430	6,880,965	6,723,507
Unearned net origination fees	(9,666)	(9,178)	(9,222)	(9,870)	(10,873)
Loans receivable	8,029,860	7,580,176	7,007,208	6,871,095	6,712,634
Loans held-for-sale	7,933	2,195	966	382	5,051
Total loans	$8,037,793	$7,582,371	$7,008,174	$6,871,477	$6,717,685

Investment and equity securities	$650,479	$687,291	$567,140	$536,090	$481,276
Goodwill and other intangible assets	215,951	216,360	216,786	217,219	217,685
Deposits:
Noninterest-bearing demand	$1,610,044	$1,682,135	$1,607,465	$1,547,055	$1,537,316
Time deposits	2,035,362	1,525,076	1,103,418	1,124,614	1,204,374
Other interest-bearing deposits	3,558,881	3,686,520	3,717,531	3,851,558	3,672,311
Total deposits	$7,204,287	$6,893,731	$6,428,414	$6,523,227	$6,414,001

Borrowings	$913,960	$772,561	$548,675	$404,907	$292,847
Subordinated debentures (net of debt issuance costs)	153,205	153,129	153,053	152,977	152,902
Total stockholders' equity	1,165,588	1,160,448	1,143,092	1,131,968	1,113,524

	Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2022	2022	2022	2022	2021
	(dollars in thousands, except for per share data)
Net interest income	$78,009	$78,161	$75,591	$70,358	$70,461
Provision for credit losses	3,300	10,000	3,000	1,450	815
Net interest income after provision for credit losses	74,709	68,161	72,591	68,908	69,646
Noninterest income
Deposit, loan and other income	1,894	1,969	1,866	1,743	1,525
Income on bank owned life insurance	1,528	1,521	1,342	1,206	1,244
Net gains on sale of loans held-for-sale	176	262	556	701	1,139
Net losses gains on equity securities	(90)	(430)	(405)	(596)	(131)
Total noninterest income	3,508	3,322	3,359	3,054	3,777
Noninterest expenses
Salaries and employee benefits	21,676	20,882	19,519	18,640	16,483
Occupancy and equipment	2,603	2,600	2,733	1,929	2,762
FDIC insurance	830	720	725	606	625
Professional and consulting	2,157	1,980	2,124	1,792	1,996
Marketing and advertising	454	461	426	351	454
Information technology and communications	2,694	2,747	2,801	2,866	3,058
Amortization of core deposit intangible	409	409	434	433	483
Increase in value of acquisition price	-	-	833	683	-
Other expenses	2,489	2,344	2,108	1,930	2,223
Total noninterest expenses	33,312	32,143	31,703	29,230	28,084

Income before income tax expense	44,905	39,340	44,247	42,732	45,339
Income tax expense	12,348	10,425	11,889	11,351	12,301
Net income	$32,557	$28,915	$32,358	$31,381	$33,038
Preferred dividends	1,510	1,509	1,509	1,509	1,717
Net income available to common stockholders	$31,047	$27,406	$30,849	$29,872	$31,321

Weighted average diluted common shares outstanding	39,378,137	39,320,674	39,481,689	39,727,606	39,792,937
Diluted EPS	$0.79	$0.70	$0.78	$0.75	$0.79

Reconciliation of GAAP Earnings to Pre-tax and Pre-provision Net Revenue
Net income	$32,557	$28,915	$32,358	$31,381	$33,038
Income tax expense	12,348	10,425	11,889	11,351	12,301
Provision for credit losses	3,300	10,000	3,000	1,450	815
Pre-tax and pre-provision net revenue	$48,205	$49,340	$47,247	$44,182	$46,154

Return on Assets Measures
Average assets	$9,490,477	$9,030,589	$8,322,823	$8,263,382	$8,027,169
Return on avg. assets	1.36%	1.27%	1.56%	1.54%	1.63%
Return on avg. assets (pre-tax and pre-provision)	2.02	2.17	2.28	2.17	2.28

	Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2022	2022	2022	2022	2021
	(dollars in thousands)
Return on Equity Measures
Average stockholders' equity	$1,165,588	$1,160,448	$1,143,097	$1,131,968	$1,113,524
Less: average preferred stock	(110,927)	(110,927)	(110,927)	(110,927)	(110,927)
Average common equity	$1,054,661	$1,049,521	$1,032,170	$1,021,041	$1,002,597
Less: average intangible assets	(215,951)	(216,360)	(216,786)	(217,219)	(217,685)
Average tangible common equity	$838,710	$833,161	$815,384	$803,822	$784,912

Return on avg. common equity (GAAP)	11.68%	10.36%	11.99%	11.87%	12.39%
Return on avg. tangible common equity ("TCE") (non-GAAP) (1)	14.82	13.19	15.32	15.22	16.00
Return on avg. tangible common equity (pre-tax, pre-provision, pre-merger charges)	22.94	23.63	23.39	22.44	23.50

Efficiency Measures
Total noninterest expenses	$33,312	$32,143	$31,703	$29,230	$28,084
Amortization of core deposit intangibles	(409)	(409)	(434)	(433)	(483)
Operating noninterest expense	$32,903	$31,734	$31,269	$28,797	$27,601

Net interest income (tax equivalent basis)	$78,773	$78,850	$76,146	$70,842	$70,890
Noninterest income	3,508	3,322	3,359	3,054	3,777
Net losses (gains) on equity securities	90	430	405	596	131
Operating revenue	$82,371	$82,602	$79,910	$74,492	$74,798

Operating efficiency ratio (non-GAAP) (2)	39.9%	38.4%	39.1%	38.7%	36.9%

Net Interest Margin
Average interest-earning assets	$8,972,063	$8,500,316	$7,807,445	$7,753,881	$7,508,973

Net interest income (tax equivalent basis)	$78,773	$78,850	$76,146	$70,842	$70,890
Impact of purchase accounting fair value marks	(837)	(885)	(1,014)	(1,179)	(1,674)
Adjusted net interest income (tax equivalent basis)	$77,936	$77,965	$75,132	$69,663	$69,216

Net interest margin (GAAP)	3.48%	3.68%	3.91%	3.71%	3.75%
Adjusted net interest margin (non-GAAP) (3)	3.45	3.64	3.86	3.64	3.66

(1) Earnings available to common stockholders excluding amortization of intangible assets divided by average tangible common equity.
(2) Operating noninterest expense divided by operating revenue.
(3) Adjusted net interest margin excludes impact of purchase accounting fair value marks.

	As of
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2022	2022	2022	2022	2021
	(dollars in thousands, except for per share data)
Capital Ratios and Book Value per Share
Stockholders equity	$1,178,751	$1,148,295	$1,143,147	$1,138,519	$1,124,212
Less: preferred stock	(110,927)	(110,927)	(110,927)	(110,927)	(110,927)
Common equity	$1,067,824	$1,037,368	$1,032,220	$1,027,592	$1,013,285
Less: intangible assets	(215,684)	(216,093)	(216,502)	(216,936)	(217,369)
Tangible common equity	$852,140	$821,275	$815,718	$810,656	$795,916

Total assets	$9,644,948	$9,478,252	$8,841,506	$8,334,301	$8,129,480
Less: intangible assets	(215,684)	(216,093)	(216,502)	(216,936)	(217,369)
Tangible assets	$9,429,264	$9,262,159	$8,625,004	$8,117,365	$7,912,111

Common shares outstanding	39,243,123	39,243,123	39,243,123	39,518,411	39,568,090

Common equity ratio (GAAP)	11.07%	10.94%	11.67%	12.33%	12.46%
Tangible common equity ratio (non-GAAP) (4)	9.04	8.87	9.46	9.99	10.06

Regulatory capital ratios (Bancorp):
Leverage ratio	10.68%	10.95%	11.63%	11.57%	11.65%
Common equity Tier 1 risk-based ratio	10.30	10.20	10.63	10.69	10.64
Risk-based Tier 1 capital ratio	11.66	11.58	12.11	12.21	12.19
Risk-based total capital ratio	14.45	14.45	15.09	15.25	15.26

Regulatory capital ratios (Bank):
Leverage ratio	10.64%	10.91%	11.61%	11.41%	11.43%
Common equity Tier 1 risk-based ratio	11.60	11.53	12.08	12.04	11.96
Risk-based Tier 1 capital ratio	11.60	11.53	12.08	12.04	11.96
Risk-based total capital ratio	13.02	13.00	13.55	13.55	13.44

Book value per share (GAAP)	$27.21	$26.43	$26.30	$26.00	$25.61
Tangible book value per share (non-GAAP) (5)	21.71	20.93	20.79	20.51	20.12

Net Loan (Recoveries) Charge-Off Detail
Net loan charge-offs (recoveries):
Charge-offs	$4,456	$413	$302	$274	$458
Recoveries	-	(53)	(32)	(32)	(217)
Net loan charge-offs	$4,456	$360	$270	$242	$241
Net loan charge-offs as a % of average loans receivable (annualized)	0.22%	0.02%	0.02%	0.01%	0.01%

Asset Quality
Nonaccrual loans	$44,454	$57,477	$60,756	$59,403	$61,700
OREO	264	264	316	316	-
Nonperforming assets	$44,718	$57,741	$61,072	$59,719	$61,700

Allowance for credit losses - loans ("ACL")	90,513	91,717	82,739	80,070	78,773

Loans receivable	$8,099,689	$7,900,450	$7,274,573	$6,979,595	$6,828,622
Less: PPP loans	11,374	11,458	18,004	54,301	93,057
Loans receivable (excluding PPP loans)	$8,088,315	$7,888,992	$7,256,569	$6,925,294	$6,735,565

Nonaccrual loans as a % of loans receivable	0.55%	0.73%	0.84%	0.85%	0.90%
Nonperforming assets as a % of total assets	0.46	0.61	0.69	0.72	0.76
ACL as a % of loans receivable	1.12	1.16	1.14	1.15	1.15
ACL as a % of nonaccrual loans	203.6	159.6	136.2	134.8	127.7

(4) Tangible common equity divided by tangible assets.
(5) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)

	For the Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average			Average			Average
	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)
Interest-earning assets:
Investment securities (1) (2)	$743,917	$5,725	3.05%	$740,394	$5,434	2.91%	$480,143	$1,921	1.59%
Loans receivable and loans held-for-sale (2) (3) (4)	8,037,793	105,402	5.20	7,582,371	91,132	4.77	6,717,685	77,220	4.56
Federal funds sold and interest-bearing deposits with banks	142,489	1,394	3.88	135,331	665	1.95	291,243	121	0.16
Restricted investment in bank stock	47,864	712	5.90	42,220	438	4.12	19,902	207	4.13
Total interest-earning assets	8,972,063	113,233	5.01	8,500,316	97,669	4.56	7,508,973	79,469	4.20
Allowance for loan losses	(91,621)			(84,307)			(79,074)
Noninterest-earning assets	610,035			614,580			597,270
Total assets	$9,490,477			$9,030,589			$8,027,169

Interest-bearing liabilities:
Time deposits	$2,035,362	11,601	2.26	$1,525,076	5,396	1.40	1,204,374	2,717	0.90
Other interest-bearing deposits	3,558,881	14,942	1.67	3,686,520	7,903	0.85	3,672,311	2,563	0.28
Total interest-bearing deposits	5,594,243	26,543	1.88	5,211,596	13,299	1.01	4,876,685	5,280	0.43

Borrowings	913,960	5,665	2.46	772,561	3,297	1.69	292,847	1,102	1.49
Subordinated debentures	153,205	2,217	5.74	153,129	2,196	5.69	152,902	2,167	5.62
Finance lease	1,760	35	7.89	1,813	27	5.91	1,967	30	6.05
Total interest-bearing liabilities	6,663,168	34,460	2.05	6,139,099	18,819	1.22	5,324,401	8,579	0.64

Noninterest-bearing demand deposits	1,610,044			1,682,135			1,537,316
Other liabilities	51,677			48,907			51,928
Total noninterest-bearing liabilities	1,661,721			1,731,042			1,589,244
Stockholders' equity	1,165,588			1,160,448			1,113,524
Total liabilities and stockholders' equity	$9,490,477			$9,030,589			$8,027,169

Net interest income (tax equivalent basis)		78,773			78,850			70,890
Net interest spread (5)			2.96%			3.34%			3.56%

Net interest margin (6)			3.48%			3.68%			3.75%

Tax equivalent adjustment		(764)			(689)			(429)
Net interest income		$78,009			$78,161			$70,461

(1) Average balances are calculated on amortized cost.
(2) Interest income is presented on a tax equivalent basis using 21% federal tax rate.
(3) Includes loan fee income and accretion of purchase accounting adjustments.
(4) Loans include nonaccrual loans.
(5) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(6) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(7) Rates are annualized.